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                                                                   Exhibit 15(b)

To the Board of Directors and Shareholders of Sysco Corporation:

We are aware of the incorporation by reference in the Registration Statements on Form S-3 (333-52897), Form S-4 (333-30050, 333-53510 and 333-50842) and Form S-8
(33-10906, 2-76096, 33-45804, 33-45820, 333-01259, 333-01255, 333-01257,
333-27405, 333-66987, 333-49840 and 333-58276) of Sysco Corporation of our
report dated February xx, 2005 relating to the unaudited consolidated interim financial statements of Sysco Corporation that are included in its Form 10-Q for the quarter ended January 1, 2005.


                                        /s/ Ernst & Young LLP
                                        ----------------------------------------

Houston, Texas
February 10, 2005